Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended, and should be read in conjunction with the accompanying notes. The unaudited pro forma combined financial information is presented to provide relevant information necessary for an understanding of SharpLink Gaming Ltd. (“SharpLink” or the “Company”) upon consummation of the proposed acquisition of SportsHub Games Network, Inc. (“SportsHub”) (the “SportsHub Acquisition”), as further explained below.

SportsHub Acquisition

Following the unanimous approval of the SharpLink Special Committee (“Special Committee”), Audit Committee (“Audit Committee”) and the SharpLink Board of Directors (“SharpLink Board”), SharpLink, SHGN Acquisition Corp., a Delaware corporation and wholly owned subsidiary of SharpLink (“Merger Subsidiary”), SportsHub Games Network, Inc., a Delaware corporation, (“SportsHub”) and Christian Peterson, an individual acting as the SportsHub stockholders’ representative (“Stockholders’ Representative”) entered into an Agreement and Plan of Merger, dated September 6, 2022 (the “Merger Agreement”). On November 2, 2022, the First Amendment to the Merger Agreement (the “Merger Agreement Amendment”) was entered into by the parties providing for potential adjustments to the share consideration issuable to Common Stockholders of SportsHub depending on the market price of SharpLink’s Ordinary Shares at Closing, as quoted on the Nasdaq Capital Market.

On December 22, 2022, SharpLink, through its wholly owned subsidiary, SHGN Acquisition Corp (“Acquirer” or the “Merger Subsidiary”) acquired all of the outstanding capital stock of SportsHub. In accordance with the terms of the Equity Purchase Agreement between the Acquirer, the Acquiree and an individual acting as the SportsHub stockholders’ representative (the “Stockholder Representative”):

●	SharpLink issued an aggregate of 4,319,263 ordinary shares to the equity holders of SportsHub, on a fully diluted basis. An additional aggregate of 405,862 ordinary shares are being held in escrow for SportsHub shareholders who have yet to provide the applicable documentation required in connection with the SportsHub Merger, as well as shares held in escrow for indemnifiable losses and for the reimbursement of expenses incurred by the Stockholder Representative in performing his duties pursuant to the Merger Agreement.

●	SportsHub has merged with and into the Merger Subsidiary, with the Merger Subsidiary remaining as the surviving corporation and wholly owned subsidiary of SharpLink.

●	SportsHub, which owned 8,893,803 ordinary shares of SharpLink prior to the merger, distributed those shares to SportsHub’s stockholders immediately prior to the consummation of the Merger. These shares were not part of the purchase consideration.

●	SharpLink assumed $5,387,850 of SportsHub’s debt as purchase consideration.

Identification of Accounting Acquirer

The transaction was accomplished through a direct acquisition, whereby SHGN Acquisition Corp effectively acquired all of the outstanding capital stock of SportsHub, as a result of which SHGN Acquisition Corp obtained control over SportsHub. Therefore, SHGN Acquisition Corp has been determined to be the acquirer in the transaction, and SportsHub the acquiree.

Determining the Acquisition Date

The Acquirer obtained control of Acquiree following the exchange of consideration on December 22, 2022. Thus, the closing date of December 22, 2022 was the acquisition date.

Purchase Price

The purchase price is based on SharpLink’s closing share price of $0.29 on December 22, 2022 and 4,725,125 of Ordinary Shares as well as the fair value of Seller’s term loan of $1,267,199 and line of credit of $4,120,651. The following table represents the purchase consideration paid in the SportsHub Acquisition:

Description	Amount
Fair Value of Equity Consideration	$1,370,287
Fair Value of Seller Platinum Line of Credit and Loan	5,387,850
Total Purchase Price	$6,758,137

FourCubed Management LLC Acquisition

On December 31, 2021, the Company acquired FourCubed Management, LLC (“FourCubed”) (“FourCubed Acquisition”). As such, the unaudited pro forma combined financial information reflects the results of operations for the year ended December 31, 2021 for FourCubed, adjusted for purchase price allocation. No adjustments related to the FourCubed Acquisition have been applied to the unaudited pro forma combined balance sheet as of September 30, 2022 and unaudited pro forma combined statement of operations for the nine months ended September 30, 2022, as FourCubed Acquisition is already reflected in the Company’s historical consolidated balance sheet as of September 30, 2022 and the Company’s historical consolidated statement of operations for the nine months ended September 30, 2022. Further information regarding the basis of presentation is provided in Note 1 to this unaudited pro forma combined financial information.

The unaudited pro forma combined financial information related to the FourCubed Acquisition has been prepared by the Company using the acquisition method of accounting in accordance with U.S. GAAP. The Company has been treated as the acquirer for accounting purposes and accounts for the FourCubed Acquisition as a business combination in accordance with ASC 805. The valuations of the assets and liabilities have been measured at estimated fair value as of the date of the business combination and purchase price adjustments have been applied.

Mer Telemanagement Solutions Ltd. Discontinued Operations

On July 26, 2021, Mer Telemanagement Solutions Ltd. (“MTS”) and SharpLink merged (“MTS Acquisition”). Following the MTS Acquisition, MTS changed its name to SharpLink.

In June 2022, the Company’s Board of Directors approved management to enter into negotiations to sell the MTS business. The Company negotiated a Share and Asset Purchase that was consummated on December 31, 2022. of the Company, therefore, presented the related MTS balances and activity within discontinued operations in the statement of operations and balance sheet for the nine months ended and as of September 30, 2022. To further reflect this expectation, the statement of operations for the year ended December 31, 2021 has also been adjusted herein to reflect the presentation of MTS’s activity within discontinued operations. No adjustments related to the reclassification of MTS to discontinued operations have been applied to the unaudited pro forma combined balance sheet as of September 30, 2022 and unaudited pro forma combined statement of operations for the nine months ended September 30, 2022, as MTS is already reflected as discontinued operations in the Company’s historical consolidated balance sheet as of September 30, 2022 and the Company’s historical consolidated statement of operations for the nine months ended September 30, 2022.

Unaudited Pro Forma Information

The unaudited pro forma combined financial information related to the Transactions has been prepared by the Company using the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The Company has been treated as the acquirer for accounting purposes and accounts for the Transactions as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the following financial statements:

●	SharpLink

○	Interim unaudited consolidated financial statements and related notes as of and for the nine months ended September 30, 2022; and

○	Audited consolidated financial statements and related notes for the year ended December 31, 2021, included elsewhere in this filing.

●	SportsHub

○	Interim unaudited consolidated financial statements and related notes of SportsHub as of and for the nine months ended September 30, 2022; and

○	Audited consolidated financial statements and related notes for the year ended December 31, 2021, included elsewhere in this filing.

The unaudited pro forma combined statements of income give effect to the SportsHub Acquisition, MTS Discontinued Operations and FourCubed Acquisition (collectively, the “Transactions”) as if they had occurred on January 1, 2021. The FourCubed Acquisition occurred on December 31, 2021; therefore, the results of FourCubed are already included in the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022. MTS is reflected as a discontinued operation in the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022. The MTS results from operations reclassified to discontinued operations for the year ended December 31, 2021 were derived from the SharpLink audited consolidated statement of operations for the year ended December 31, 2021. The FourCubed results from operations for the year ended December 31, 2021 are derived from the unaudited consolidated statement of operations of FourCubed Management, LLC as of and for the year ended December 31, 2021. The SportsHub results from operations as of and or the year ended December 31, 2021 are derived from audited consolidated financial statement of operations of SportsHub for the year ended December 31, 2021. The unaudited pro forma combined balance sheet gives effect to the SportsHub Acquisition as if it had occurred on September 30, 2022 and is derived from interim unaudited consolidated financial statements as of September 30, 2022. Further information regarding the basis of presentation is provided in Note 1 to this unaudited pro forma combined financial information.

The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. The unaudited pro forma combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transactions been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the Company.

The unaudited pro forma combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the Company may achieve as a result of the Transactions or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

(in thousands)

	SharpLink Historical	SportsHub Historical	SportsHub Presentation Adjustments		SportsHub PPA Adjustments		SportsHub Subtotal	Pro Forma Transaction Adjustments		Pro Forma Combined
ASSETS

Current assets
Cash and cash equivalents	2,997	81	-		-		81			3,078
Restricted cash	-	52,377	-		(2,837)	(B)	49,540			49,540
Accounts receivable	571	254	-		-		254	(33)	(C)	792
Prepaid expenses and other current assets	334	1,088	-		-		1,088			1,422
Contract asset	330	-	-		-		-			330
Current assets held for disposal	1,668	-	-		-		-			1,668
Total current assets	5,900	53,800	-		(2,837)		50,963	(33)		56,830

Equipment, net	54	35	-		(23)	(B)	12			66
Investment	200	7,186	-		(7,186)	(B)	-			200
Right-of-use asset - operating lease	144	111	-		(15)	(B)	96			240
Intangible assets, net	1,634	968	-		1,422	(B)	2,390			4,024
Goodwill	1,996	4,641	-		328	(B)	4,969			6,965
Non-current assets held for disposal	288	-	-		-		-			288
Total assets	10,216	66,741	-		(8,311)		58,430	(33)		68,613

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accrued expenses	918	304	395	(A)	-		699	244	(D)	1,861
Accounts payable	-	395	(395	)(A)	-		-			-
Contract liabilities	294	-	-		-		-			294
Due to Affiliate	33	-	-		-		-	(33)	(C)	-
Due to Seller	243	-	-		-		-			243
Customer deposits	-	40,028	-		(7,313)	(B)	32,715			32,715
Prize liability	-	5,482	-		-		5,482			5,482
Deferred revenue	-	8,097	-		-		8,097			8,097
Lines of credit	-	4,121	-		-		4,121			4,121
Current portion of long-term debt	606	394	-		-		394			1,000
Current portion of lease liability	31	57	-		-		57			88
Current liabilities held for disposal	2,767	-	-		-		-			2,767
Total current liabilities	4,892	58,878	-		(7,313)		51,565	211		56,668

Deferred tax liability	7	42	-		(42)	(B)	-			7
Debt	2,226	949	-		(952)	(B)	(3)			2,223
Lease liability	113	68	-		-		68			181
Non-current liabilities held for disposal	335	-	-		-		-			335
Total liabilities	7,573	59,937	-		(8,307)		51,630	211		59,414

Shareholders’ equity
Ordinary Shares	448	1	-		(1)	(B)	-			448
Series A-1 Preferred Stock	1	-	-		-		-			1
Series B Preferred Stock	2	-	-		-		-			2
Treasury stock	(29)	-	-		-		-			(29)
Additional paid-in capital	74,456	-	-		6,800	(B)	6,800			81,256
Additional paid-in capital (common stock)	-	9,702	-		(9,702)	(B)	-			-
Additional paid-in capital (preferred stock)	-	5,645	-		(5,645)	(B)	-			-
Accumulated deficit	(72,235)	(8,544)	-		8,544	(B)	-	(244)	(D)	(72,479)
Total shareholders’ equity attributable to post-combination co	2,643	6,804	-		(4)		6,800	(244)		9,199
Total liabilities and shareholders’ equity	10,216	66,741	-		(8,311)		58,430	(33)		68,613

 Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2022

(In thousands)

	SharpLink Historical	SportsHub Historical	SportsHub Presentation Adjustments		SportsHub PPA Adjustments		SportsHub Transaction Adjustments		SportsHub Subtotal	Pro Forma Combined

Revenue	4,940	3,439	-						3,439	8,379

Cost of revenues	4,034	1,992	-		(776)	(BB)			1,216	5,250
Gross profit	906	1,447	-		776		-		2,223	3,129

Selling, general, and adminstrative expenses	8,664	3,234	134	(AA)	206	(BB)			3,574	12,238
Goodwill and intangible asset impairment expenses	4,726	-	-						-	4,726
Depreciation and amortization expense	-	134	(134)	(AA)					-	-
Total operating expenses	13,390	3,368	-		206		-		3,574	16,964

Loss from Operations	(12,484)	(1,921)	-		571		-		(1,351)	(13,835)

Other income (expense):
Interest income	30	275	-						275	305
Other income	-	33	-						33	33
Other expense	-	-	-						-	-
Interest expense	(87)	(202)							(202)	(289)
Net loss from SharpLink equity method investment	-	(5,529)					5,529	(CC)	-	-
Impairment of SharpLink equity method investment	-	(10,854)	-				10,854	(CC)	-	-
Total other income (expense)	(57)	(16,277)	-		-		16,383		106	49

Net loss before provision for income taxes	(12,541)	(18,198)	-		571		16,383		(1,245)	(13,786)
Provision for income tax expenses	(1)	3,815	-		-		(3,815)	(DD)	-	(1)
Net loss from continuing operations	(12,542)	(14,383)	-		571		12,568		(1,245)	(13,787)

Basic and diluted weighted average shares outstanding	23,614,579									28,339,704
Basic and diluted net loss from continuing operations per share	(0.53)									(0.49)

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands)

	Year Ended December 31, 2021	Period of July 27 to December 31, 2021	Year Ended December 31, 2021					Year Ended December 31, 2021
	SharpLink Historical	MTS - Discontinued Operations Adjustments	FourCubed Historical	FourCubed PPA Adjustments		FourCubed Subtotal	Pre-SportsHub Acquisition Subtotal	SportsHub Historical	SportsHub Presentation Adjustments		SportsHub PPA Adjustments		SportsHub Transaction Adjustments		SportsHub Subtotal	Pro Forma Adjustments		Pro Forma Combined

Revenue	4,152	(1,517)	5,504			5,504	8,139	8,024	-				(2,437)	(HH)	5,587	-		13,726

Cost of revenues	3,869	(935)	3,695			3,695	6,629	4,963	-		(1,093)	(GG)	(2,110)	(HH)	1,760	-		8,389
Gross profit	283	(582)	1,809	-		1,809	1,510	3,061	-		1,093		(327)		3,827	-		5,337

Selling, general and administrative expenses	6,459	(1,012)	1,255	806	(EE)	2,061	7,508	11,223	338	(FF)	275	(GG)	(7,332)	(HH)	4,504	-		12,012
Transaction expenses	4,451	-	-			-	4,451	-	-				244	(II)	244	-		4,695
Commitment fee expense	23,301	-	-			-	23,301	23,301	-				(23,301)	(HH)	-	(23,301)	(JJ)	-
Goodwill impairment expense	21,722	(21,722)	-			-	-	21,722	-				(21,722)	(HH)	-	-		-
Depreciation and amortization expense	-	-	-			-	-	338	(338)	(FF)					-	-		-
Total operating expenses	55,933	(22,734)	1,255	806		2,061	35,260	56,584	-		275		(52,111)		4,748	(23,301)		16,707

Loss from operations	(55,650)	22,152	554	(806)		(252)	(33,750)	(53,523)	-		818		51,784		(921)	23,301		(11,370)

Other income (expense):
Interest income	29	1	-			-	30	(2)	-				(10)	(HH)	(12)	-		18
Realized loss on sale of restricted investments	-	-	-			-	-	(4)	-						(4)	-		(4)
Gain on loan forgiveness	-	-	-			-	-	1,400	-						1,400	-		1,400
Gain on deconsolidation of SharpLink	-	-	-			-	-	48,649	-				(48,649)	(HH)	-	-		-
Net loss from SharpLink equity method investment	-	-	-			-	-	(1,391)	-				1,391	(HH)	-	-		-
Impairment of SharpLink equity method investment	-	-	-			-	-	(29,382)	-				29,382	(HH)	-	-		-
Other income	-	-	-			-	-	35	-				(6)	(HH)	29	-		29
Other expenses	-	-	-			-	-	-	-						-	-		-
Total other income	29	1	-	-		-	30	19,305	-		-		(17,892)		1,413	-		1,443

Net loss before provision for income taxes	(55,621)	22,153	554	(806)		(252)	(33,720)	(34,218)	-		818		33,892		492	23,301		(9,927)
Provision for income tax expenses	(6)	4	-			-	(2)	(3,858)	-				3,858	(KK)	-	-		(2)
Net loss from continuing operations	(55,627)	22,157	554	(806)		(252)	(33,722)	(38,076)	-		818		37,750		492	23,301		(9,929)
Net loss attributable to noncontrolling interest	-	-	-			-	-	(26,116)	-				26,116	(HH)	-	-		-
Net loss from continuing operations attributable to the Company	(55,627)	22,157	554	(806)		(252)	(33,722)	(11,960)	-		818		11,634		492	23,301		(9,929)

Basic and diluted weighted average shares outstanding	14,300,311																	19,631,550
Basic and diluted net loss from continuing operations per share	(3.94)																	(0.55)

Notes to Unaudited Pro Forma Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended, and is presented to provide relevant information necessary for an understanding of the Company upon consummation of the Transactions.

The unaudited pro forma combined financial information and related notes are based upon the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022, and year ended December 31, 2021; SportsHub’s financial statements as of and for the nine months ended September 30, 2022, and year ended December 31, 2021; and FourCubed’s financial statements for year ended December 31, 2021, adjusted to give effect to the Transactions.

The unaudited pro forma combined statements of income give effect to the Transactions as if they had occurred on January 1, 2021. The unaudited pro forma combined balance sheet gives effect to the SportsHub Acquisition as if it had occurred on September 30, 2022. No adjustments related to the FourCubed Acquisition have been applied to the unaudited pro forma combined balance sheet as of September 30, 2022 and unaudited pro forma combined statements of income for the nine months ended September 30, 2022, as FourCubed Acquisition is already reflected in the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022. The assets and liabilities of the MTS business are separately reported as assets and liabilities held for disposal for the nine months ended September 30, 2022 (unaudited). MTS operations for the year ended December 31, 2021 were previously reported as continuing operations, but have been adjusted to reflect the current treatment as discontinued operations. Thus, the results of operations of MTS for all periods are separately reported as discontinued operations.

The unaudited pro forma combined financial information related to the Transactions have been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer for accounting purposes, and thus accounts for the Transactions as a business combination in accordance with ASC 805. The valuations of the assets and liabilities of FourCubed have been measured at estimated fair value as of the date of the business combination and purchase price adjustments have been applied. The valuations of the assets acquired and liabilities assumed for SportsHub Acquisition, and therefore the purchase price allocations, are considered preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information.

SharpLink and SportsHub are related parties, and an adjustment was applied to the balance sheet as of September 30, 2022 to remove activity that would be considered intercompany activity and eliminated upon consolidation. This activity represented accounts receivable for SportsHub and accounts payable for SharpLink in the amount of $33,000 as of September 30, 2022.

SharpLink was a majority-owned subsidiary of SportsHub from January 1, 2021 to August 31, 2021. During this period SharpLink’s results from operations were included in SportsHub’s consolidated statement of operations. On August 31, 2021, SportsHub no longer had a controlling interest in SharpLink and deconsolidated it from SportsHub’s consolidated statement of operations. As of August 31, 2021, SportsHub began accounting for SharpLink as an equity method investment. Pro forma adjustments were recorded to eliminate net loss from and impairment of SportsHub’s equity method investment in SharpLink. Pro forma adjustments were recorded to eliminate SharpLink historical financial information previously consolidated in SportsHub’s financial information for the year ended December 31, 2021.

The accounting policies followed in preparing the unaudited pro forma combined financial information are those used by the Company as set forth in the audited historical financial statements. The unaudited pro forma combined financial information reflects any material adjustments known at this time to conform SportsHub’ historical financial information to the Company’s significant accounting policies based on the Company’s initial review and understanding of SportsHub’ summary of significant accounting policies from the date of the acquisition. The Company has included certain reclassification adjustments for consistency in the financial statement presentation. See Note 3 and 4 for more information.

The unaudited pro forma combined financial information does not give effect to any income tax benefit associated with the pro forma adjustments as such pro forma adjustments result in the generation of additional net operating losses offset by a full valuation allowance recorded on such net operating losses as it is more likely than not that the net operating losses will not be utilized.

The Company’s management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Transactions, and that the pro forma adjustments in the unaudited pro forma combined financial information give appropriate effect to the assumptions.

Note 2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

The following adjustments have been reflected in the unaudited pro forma combined balance sheet:

A.	Reflects the following adjustments to conform SportsHub’s presentation to the Company’s presentation, including:

a.	Reclassifying Accounts payable to be included within Accrued expenses.

B.	SharpLink acquired 100% of SportsHub. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 reflects the purchase price allocation adjustments to record SportsHub’s assets and liabilities at estimated fair value based on the consideration conveyed of $6.7 million, as detailed below. The purchase price was allocated among the identified assets to be acquired, based on an independent valuation analysis, which were income-based method and relief from royalty method. All valuation procedures related to existing assets as no new assets were identified as a result of procedures performed. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by SportsHub. This was considered appropriate based on the determination that the SportsHub Acquisition would be accounted for as a business acquisition under ASC 805. Estimates of fair value represent management’s best estimate of assumptions about future events and uncertainties, including significant judgments related to future cash flows, discount rates, competitive trends, margin and revenue growth assumptions, including royalty rates and customer attrition rates and others. Inputs used were generally obtained from historical data supplemented by current and anticipated market conditions and growth rates expected as of the acquisition date.. The following table sets forth the components of identifiable intangible assets acquired and the methodologies used in the valuation as of the date of acquisition.

Schedule of fair value of assets acquired and liabilities assumed   as of December 22, 2022:

Assets:
Cash	$38,255,266
Restricted cash	10,604,004
Accounts receivable	186,712
Prepaid expenses and other current assets	1,916,932
Equipment	11,953
Other long-term assets	95,793
Intangible assets	2,390,000
Total Assets	$53,460,660

Liabilities:
Accrued expenses	$284,345
Deferred tax liabilities	48,775
Deferred revenue	3,574,285
Other current liabilities	47,657,117
Other long-term liabilities	106,705
Total liabilities	$51,671,227

Net assets acquired, excluding goodwill	$1,789,433

Goodwill	4,968,703

Purchase consideration for accounting acquiree	$6,758,137

The excess of consideration for the acquisition over the fair value of net assets acquired was recorded as goodwill and derived from the market price of the shares at the time of the SportsHub Acquisition. The goodwill created in the acquisition is not expected to be deductible for tax purposes.

The fair value, as determined by assumptions that market participants would use in pricing the assets, and weighted average useful life of the identifiable intangible assets are as follows:

		Weighted Average
	Fair Value	Useful Life (Years)
Customer relationships	$1,550,000	5
Trade names	640,000	6
Acquired technology	200,000	5
	$2,390,000

C.	Represents the elimination of intercompany activities between SharpLink and SportsHub.

D.	Represents transaction costs of $244,000, which will be fully expensed based on the conclusion that the transaction would be accounted for as an acquisition under ASC 805. One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the SportsHub Acquisition are reflected in the unaudited pro forma condensed combined balance sheet as a direct impact to accumulated deficit.

Note 3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months ended September 30, 2022

The following adjustments have been reflected in the unaudited pro forma combined statements of income:

AA.	Reflects the following adjustments to conform SportsHub’s presentation to the Company’s presentation, including:

a.	Reclassifying amortization and depreciation expense to be included within selling, general, and administrative expenses.

BB.	Reflects the pro forma adjustment to record the amortization expense associated with intangibles recorded via adjustment (B), less previously recorded amortization expense. Amortization expense previously recorded in the historical SportsHub’s consolidated statement of operations for the nine months ended September 30, 2022 was $806,000 in Cost of Revenues and $107,000 in Depreciation and Amortization Expense (reclassified to Selling, General and Administrative Expenses in adjustment (AA)). Amortization expense as if the SportsHub Acquisition occurred on January 1, 2021 in the unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2022 is $30,000 in Cost of Revenues and $313,000 in Selling, General and Administrative Expenses. The pro forma adjustment to reflect the change in amortization expense is a reduction of $776,000 in Cost of Revenues and an increase of $206,000 in Selling, General and Administrative Expenses.

CC.	Reflects the elimination of net loss from and impairment of SportsHub’s equity method investment in SharpLink.

DD.	Reflects the elimination of income tax benefits from SportsHub’s investment in SharpLink. Income tax benefits of $3,501,000 were recorded due to the net loss and impairment of SportsHub’s equity method investment in SharpLink, thus were removed as pro forma adjustments. Further, the remaining SportsHub income tax benefit of $314,000 is eliminated as it relates to deferred income taxes, which would have a full valuation allowance when assuming the SportsHub Acquisition occurred on January 1, 2021 and SportsHub was under the ownership of SharpLink for the nine months ended September 30, 2022.

Note 4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2021

EE.	Reflects the pro forma adjustment to record the amortization expense associated with intangibles acquired from the FourCubed transaction on December 31, 2021. No amortization was previously recorded in the FourCubed consolidated statement of operations. Amortization expense as if the FourCubed Acquisition occurred on January 1, 2021 in the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2021 is $806,000 in Selling, General and Administrative Expenses.

FF.	Reflects the following adjustments to conform SportsHub’s presentation to the Company’s presentation, including:

a.	Reclassifying Amortization and depreciation expense to be included within Selling, general, and administrative expenses.

GG.	Reflects the pro forma adjustment to record the amortization expense associated with intangibles recorded via adjustment (B). Amortization expense previously recorded in the historical SportsHub’s consolidated statement of operations for the year ended December 31, 2021 was $1,133,000 in Cost of Revenues and $142,000 in Depreciation and Amortization Expense (reclassified to Selling, General and Administrative Expenses in adjustment (EE)). Amortization expense as if the SportsHub Acquisition occurred on January 1, 2021 in the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2021 is $40,000 in Cost of Revenues and $417,000 in Selling, General and Administrative Expenses. The pro forma adjustment to reflect the change in amortization expense is a reduction of $1,093,000 in Cost of Revenues and an increase of $275,000 in Selling, General and Administrative Expenses.

HH.	Reflects the elimination of duplicative activity in SportsHub’s statement of operations related to SharpLink’s activity for the year ended December 31, 2021. SharpLink was a majority-owned subsidiary of SportsHub from January 1, 2021 to August 31, 2021. During this period SharpLink’s results from operations were included in SportsHub’s consolidated statement of operations. On August 31, 2021, SportsHub no longer had a controlling interest in SharpLink and deconsolidated it from SportsHub’s consolidated statement of operations. As of August 31, 2021, SportsHub began accounting for SharpLink as an equity method investment. Pro forma adjustments were recorded to eliminate net loss from and impairment of SportsHub’s equity method investment in SharpLink. Pro forma adjustments were recorded to eliminate SharpLink historical financial information previously consolidated in SportsHub’s financial information for the year ended December 31, 2021.

II.	Represents SportsHub’s estimated transaction costs expected to be expensed as incurred prior to, or concurrent with, the closing of the SportsHub Acquisition, as noted at adjustment (D) see Note 2.

JJ.	The Commitment Fee Expense was removed as a pro forma adjustment from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 to reflect as if the MTS Acquisition occurred on January 1, 2021. The Commitment Fee was settled upon the Company becoming a public entity, which was completed in conjunction with the MTS Acquisition.

KK.	Reflects the elimination of income tax expenses from SportsHub’s investment in SharpLink. Income tax expenses of $3,933,000 were recorded due to the gain on deconsolidation of SharpLink, net of losses and impairment of SportsHub’s equity method investment in SharpLink. The tax effects related to this activity were removed as pro forma adjustments. Further, the remaining SportsHub income tax benefit of $75,000 is eliminated as it relates to deferred income taxes, which would have a full valuation allowance when assuming the SportsHub Acquisition occurred on January 1, 2021 and SportsHub was under the ownership of SharpLink for the year ended December 31, 2021.

Note 5. Pro Forma Loss per Share

Pro forma basic loss per share for the nine months ended September 30, 2022 and the year ended December 31, 2021 is computed by dividing pro forma net loss attributable to SharpLink by the weighted average number of Class A common stock shares outstanding for the period. Pro forma weighted-average shares outstanding were calculated as if the Transactions occurred on January 1, 2021. Ordinary shares of 4,725,125 and 606,114 were issued as consideration in the SportsHub Acquisition and FourCubed Acquisition, respectively. These ordinary share were assumed to be outstanding as of January 1, 2021 for the computation of pro forma weighted-average shares outstanding. The 606,114 ordinary shares issued in the FourCubed Acquisition were already included in the historical weighted-average shares outstanding for the nine months ended September 30, 2022, thus were not added to compute pro forma weighted-average shares outstanding for the nine months ended September 30, 2022. Since the Company had net losses for all the periods, basic and diluted loss per share are the same, and additional potential ordinary shares have been excluded, as their effect would be anti-dilutive. The following table sets forth a computation of pro forma loss per share:

Loss Per Share

(In thousands, except share and per share data)	Nine Months Ended Sept 30, 2022	Year Ended December 31, 2021

Historical:
Loss from continuing operations per share	$(12,542)	$(55,627)
Less: discount accretion on series A preferred stock	-	(374)
Less: dividends accrued on series A preferred stock	-	(91)
Less: dividends accrued on series B preferred stock	(8)	(316)
Net loss from continuing operations available to ordinary shareholders	(12,550)	(56,408)

Basic and diluted weighted-average shares outstanding	23,614,579	14,300,311

Basic and diluted net loss from continuing operations per share	$(0.53)	$(3.94)

Pro Forma:
Loss from continuing operations per share	$(13,787)	$(9,929)
Less: discount accretion on series A preferred stock	-	(374)
Less: dividends accrued on series A preferred stock	-	(91)
Less: dividends accrued on series B preferred stock	(8)	(316)
Net loss from continuing operations available to ordinary shareholders	(13,795)	(10,710)

Historical basic and diluted weighted-average shares outstanding	23,614,579	14,300,311
Ordinary shares issued in SportsHub Acquisition	4,725,125	4,725,125
Ordinary shares issued in FourCubed Acquisition	-	606,114
Pro forma basic and diluted weighted-average shares outstanding	28,339,704	19,631,550

Basic and diluted net loss from continuing operations per share	$(0.49)	$(0.55)